Exhibit 3.69

Québec

CERTIFICATE OF AMENDMENT

Companies Act, Part IA

(R.S.Q., c. C-38)

I hereby attest that the company

RABOTAGE LEMAY INC.

has amended its articles under Part 1A of the Companies Act on April 12, 2005, as indicated in the articles of amendment attached hereto.

Filed with the register on April 13, 2005 under reference number 1140387896

Registraire des entreprises Québec

(Signed)
The interim “Registraire des entreprises”

Registraire des entreprises Québec	Articles of Amendment Companies Act (R.S.Q., c. C-38, Part IA)

1      Name   - Enter the new name of the company, if changed, and enter the previous name in section 5.
or     - Enter the current name, if you are keeping it, and write N.A. in section 5.

Québec enterprise number

NEQ
1
1
4
0
3
8
7
8
9
6

RABOTAGE LEMAY INC.

Mark an X in this box if you are applying for a designating number (numbered company) rather than a name  ☐

2      The Articles of the company are amended as follows:

The articles of the Company are hereby amended as set forth in Schedule A attached hereto and incorporated herein by reference as if herein set forth at length.

3      Effective date (if later than that on which the articles of amendment are filed) for applications not covered in section 4.

Year

Month

Day

4      Amendment of articles under sections 123.140 and following of the Companies Act

Mark an X if the application for amendment is presented to correct an illegal or irregular element, or to include a provision required under the Companies Act.

• where the correction or insertion does not affect the rights of the shareholders or creditors (sec. 123.40);                                          ☐

• where the correction or insertion may affect the rights of the shareholders or creditors – append copy of judgment (sec. 123.41).    ☐

Effective date (the amendment will be retroactive to the date of the certificate accompanying the articles being amended, unless these articles or the judgment provides for a later date):

Year

Month

Day

5      Name prior to the amendment (if different than the one mentioned in section 1)

Do not write in this space

(Signed) Miranda Melfi
Signature of Authorized Director

If the space provided is not sufficient, include an appendix, in two copies, identifying the corresponding section. If necessary, number the pages.

SIGN THE TWO COPIES ODF THIS FORM AND REMIT THEM WITH YOUR PAYMENT.

DO NOT FAX.

RABOTAGE LEMAY INC.

SCHEDULE A

The provisions pertaining to the description of the share capital of the Company as set out in the Articles of Amalgamation dated January 17, 2005, are hereby replaced by the share capital described in Schedule 1 attached hereto, creating an unlimited number of Class A shares, Class B shares and Class C shares, which rights, privileges, conditions and restrictions are further defined in said Schedule 1 of the Articles of Amendment to form an integral part thereof, and such amendment to be effective at the date shown on the Certificate of Amendment of the Company.

All the issued and outstanding shares of the share capital of the Company, as constituted before the filing of these Articles of Amendment, are hereby converted in the manner indicated in Schedule 2 hereto, which Schedule 2 forms an integral part of these Articles of Amendment.

RABOTAGE LEMAY INC.

SCHEDULE 1

DESCRIPTION OF SHARE CAPITAL

The Company is authorized to issue an unlimited number of Class A, B and C shares, all without par value.

1.             CLASS A SHARES

Subject to the rights, privileges, conditions and restrictions attached to the other classes of shares, the Class A shares shall carry the following rights and restrictions:

1.1           Voting right.  Holders of Class A shares shall have the right to receive notice of any meeting of shareholders of the Company, to attend such meeting and to vote thereat on the basis of one (1) vote per Class A share held.

1.2           Dividend.  Holders of Class A shares shall have the right to receive any dividend declared by the Company.

1.3           Remaining property.  Upon the winding-up of the Company, holders of Class A shares shall have the right to share the remaining property of the Company.

1.4           Restriction.  Notwithstanding subsection 1.2 hereinabove, no dividend or purchase price may be paid on the Class A shares if payment thereof would cause the realizable value of the net assets of the Company to be insufficient to proceed with the redemption and payment of the outstanding Class C shares.

2.             CLASS B SHARES

The Class B shares shall carry the following rights, privileges, conditions and restrictions:

2.1           Voting right.  Except where the right to vote is conferred specifically thereon by the Companies Act and subject to subsection 2.8, the Class B shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

2.2           Dividend.  Holders of Class B shares shall have the right to receive, for each fiscal year of the Company and to the extent that the directors so declare, a non-cumulative preferential dividend in a maximum annual amount equal to eight percent (8%) of the amount credited to the issued and paid-up share capital account for such shares on the date of declaration of the dividend; such dividend being non-cumulative, if, for a given fiscal year, the directors do not declare it or declare only a part thereof, the right of holders of Class B shares to the undeclared portion of such dividend for such fiscal year shall be forever extinguished; such dividend shall rank after the dividend payable on the Class C shares; such dividend being preferred, no dividend may be declared, paid or be set aside for payment on the Class A shares, at any time whatsoever during any fiscal year of the Company, unless during such same fiscal year, the full amount of the dividend prescribed on the Class B shares has been declared and paid in full or set aside for payment on all of the Class B shares then outstanding.

2.3           Unilateral redemption.  Subject to the provisions of the Companies Act and subsection 2.5, the Company shall have the right, by resolution of the board of directors, to redeem, at all times, unilaterally, all or part of the Class B shares then outstanding, the whole in accordance with the following terms and conditions:

2.3.1.       the Company shall give a written notice of redemption to each registered holder of Class B shares or send such notice by mail to the last known address of the holder; such notice shall inform the holder of the redemption and shall specify the date on which such redemption shall take effect (the “Redemption Date”), such date being required to be no less than 10 days subsequent to the date on which the Company delivered or sent the notices of redemption; any holder may waive the sending of a notice of redemption;

2.3.2        on the Redemption Date, the Class B shares redeemed shall be cancelled automatically and their holders shall have the right, upon delivery of the duly endorsed certificates representing such shares, to the payment of their “Redemption Value” as defined hereinbelow, as well as the payment of any dividend then declared and unpaid thereon.  If a part only of the Class B shares represented by such certificates is redeemed, a new certificate shall be issued for the remaining shares;

2.3.3        in respect of holders of redeemed Class B shares who fail to deliver for cancellation the certificates representing such shares, the Company may deposit an amount corresponding to their “Redemption Value” with the Minister of Finance of the Province of Québec, in accordance with the provisions of the Deposit Act, R.S.Q., c. D-5, or at any other location designated in the notice of redemption, for such holders.  The rights of such holders shall be limited to receiving the amount so deposited to their credit upon delivery of the certificates representing the redeemed shares, and, as the case may be, to having new certificates issued by the Company for their remaining Class B shares;

2.3.4        if the redemption is partial, it shall be carried out rateably to the number of Class B shares outstanding, without taking into account fractional shares, or in any other manner proposed by the Company and accepted unanimously by the holders of such shares.

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2.4           Redemption Value.  The Redemption Value of each Class B share shall correspond to the amount credited to the issued and paid-up share capital account in respect of such class of shares, divided by the number of such shares outstanding.

2.5           Restriction.  Notwithstanding the foregoing, no dividend or purchase or redemption price shall be paid on the Class B shares, and no unilateral redemption of Class B shares may be effected which would cause the realizable value of the net assets of the Company to be insufficient to proceed with the redemption and payment of the Class C shares outstanding.

2.6           Reimbursement.  In the event of the winding-up of the Company, holders of Class B shares shall rank after holders of Class C shares and shall receive, prior to holders of Class A shares, an amount equal to the “Redemption Value” of their Class B shares, as defined hereinabove, plus the declared and unpaid dividends on such shares.

2.7           Additional participation.  Holders of Class B shares shall not participate further in the property or profits of the Company.

2.8           Veto right.  The Class B shares shall not be convertible, no share having the same rank as or a higher rank than the Class B shares may be created and the provisions relating to the Class B shares or relating to other classes of shares may not be amended in such a manner as to confer on such shares rights or privileges that are equal to or greater than those attached to the Class B shares, unless such conversion, creation or amendment has been approved by written resolution signed by all holders of Class B shares or by the vote of not less than 3/4 of the Class B shares represented by their holders present or represented at a special meeting of such holders convened for such purpose.

3.             CLASS C SHARES

The Class C shares shall carry the following rights, privileges, conditions and restrictions:

3.1           Voting right.  Except where the Companies Act specifically confers the right to vote and subject to subsection 3.9, the Class C shares shall not confer upon their holders the right to vote at meetings of shareholders, to be convened to or to attend such meetings.

3.2           Dividend.  Holders of Class C shares shall have the right to receive, for each fiscal year of the Company and to the extent that the directors so declare, a variable preferential non-cumulative dividend of a minimum annual amount equal to two percent (2%) up to a maximum annual amount equal to twenty-five percent (25%) of the amount credited to the issued and paid-up share capital account for such shares, on the date of declaration of the dividend; such dividend being non-cumulative, if, for a given fiscal year, the directors do not declare it or declare only a part thereof, the right of holders of Class C shares to the undeclared portion

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of such dividend for such month shall be forever extinguished; such dividend being preferred, no dividend may be declared, paid or set aside for payment on the Class A and B shares, at any time whatsoever during any fiscal year, unless during such same fiscal year, the full amount of the dividend prescribed on the Class C shares has been declared and paid in full or set aside for payment on all of the Class C shares then outstanding.

3.3           Unilateral redemption.  Subject to the provisions of the Companies Act, the Company shall have the right, by resolution of the board of directors, to redeem, at all times, unilaterally, all or part of the Class C shares then outstanding, the whole in accordance with the following terms and conditions:

3.3.1.       the Company shall give a written notice of redemption to each registered holder of Class C shares or send such notice by mail to the last known address of the holder; such notice shall inform the holder of the redemption and shall specify the date on which such redemption shall take effect (the “Redemption Date”), such date being required to be no less than 30 days subsequent to the date on which the Company delivered or sent the notices of redemption; any holder may waive the sending of a notice of redemption;

3.3.2        on the Redemption Date, the Class C shares redeemed shall be cancelled automatically and their holders shall have the right, upon delivery of the duly endorsed certificates representing such shares, to the payment of their “Redemption Value” as defined hereinbelow, as well as the payment of any dividend then declared and unpaid thereon.  If a part only of the Class C shares represented by such certificates is redeemed, a new certificate shall be issued for the remaining shares;

3.3.3        in respect of holders of redeemed Class C shares who fail to deliver for cancellation the certificates representing such shares, the Company may deposit an amount corresponding to their “Redemption Value” with the Minister of Finance of the Province of Québec, in accordance with the provisions of the Deposit Act, R.S.Q., c. D-5, or at any other location designated in the notice of redemption, for such holders.  The rights of such holders shall be limited to receiving the amount so deposited to their credit upon delivery of the certificates representing the redeemed shares, and, as the case may be, to having new certificates issued by the Company for their remaining Class C shares;

3.3.4        if the redemption is partial, it shall be carried out rateably to the number of Class C shares outstanding, without taking into account fractional shares, or in any other manner proposed by the Company and accepted unanimously by the holders of such shares;

3.3.5        the “Redemption Value” of each Class C share shall correspond to the amount credited to the issued and paid-up share capital account in respect

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of such class of shares divided by the number of such shares then outstanding.

3.4           Reimbursement.  In the event of the winding-up of the Company, holders of Class C shares shall receive, prior to holders of Class A and Class B shares, an amount equal to the “Redemption Value” of their Class C shares, as defined hereinabove, plus the dividends declared and unpaid on such shares.

3.5           Additional participation.  Holders of Class C shares shall not participate further in the property or profits of the Company.

3.6           Right to purchase shares by mutual consent.  The Company may purchase by mutual consent and at the best possible price, which price shall not exceed the “Redemption Value”, as defined hereinabove, nor exceed the realizable value of the net assets of the Company, all or part of the issued and outstanding Class C shares at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares.

The Class C shares purchased by mutual consent shall automatically be cancelled on the date of their purchase and the Company shall reduce the issued and paid-up capital account of such shares accordingly, pursuant to the Companies Act.

3.7           Veto right.  The Class C shares may not be converted, no share having the same rank or a higher rank than the Class C shares may be created and the provisions pertaining to the Class C shares or those pertaining to shares of other classes may not be modified so as to confer on such shares rights or privileges that are equal to higher than those attached to the Class C shares, unless such conversion, creation or modification has been approved by written resolution signed by all of the holders of Class C shares or by the vote of at least 3/4 of the Class C shares represented by their holders present or represented at a special meeting of such holders convened for such purpose.

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RABOTAGE LEMAY INC.

SCHEDULE 2

All issued and outstanding shares of the share capital of the Company, as constituted before the filing of these Articles of Amendment, are hereby converted into shares of the new authorized share capital of the Company as changed and reorganized pursuant to these Articles of Amendment, as follows:

1.             each Class OA shares in the share capital of the Company is hereby converted into one (1) Class A share of the share capital of the Company;

2.             each Class G shares in the share capital of the Company is hereby converted into one (1) Class C share of the share capital of the Company;

The unissued Class OA, OB, OC, B, C, D, E, F, G, H, I, J, K and L shares in the share capital of the Company, as constituted before the filing of the present Articles of Amendment, are cancelled.

The issued and paid-up capital accounts maintained for each class of shares existing before the filing of these Articles of Amendment are hereby adjusted as follows:

1.             the amounts added to the issued and paid-up capital account pertaining to the Class OA shares existing before the filing of the present Articles of Amendment shall be reattributed and credited to the issued and paid-up capital account of the new Class A shares of the share capital of the Company created following the filing the these Articles of Amendment;

2.             the amounts added to the issued and paid-up capital account pertaining to the Class G shares existing before the filing of the present Articles of Amendment shall be reattributed and credited to the issued and paid-up capital account of the new Class C shares of the share capital of the Company created following the filing the these Articles of Amendment.